Exhibit 5.2

                              September 16, 1997


SIG Capital Trust I
c/o Symons International Group, Inc.
4720 Kingsway Drive
Indianapolis, Indiana  46205

     Re:  SIG Capital Trust I
          -------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for Symons International Group, Inc. an Indiana corporation (the "Company"), and SIG Capital Trust I, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated as of August 4, 1997 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on August 4, 1997;

          (b) The Declaration of Trust of the Trust, dated as of August 4, 1997, by and among the Company and the Trustees of the Trust named therein;

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SIG Capital Trust I
September 16, 1997
Page 2


          (c) The Amended and Restated Declaration of Trust of the Trust, dated as of August 12, 1997 (including Exhibits A, C and D thereto) (the "Declaration"), among the Company as sponsor, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust;

          (d) The Registration Statement on Form S-4 (the "Registration Statement"), including a preliminary prospectus (the "Prospectus"), relating to the 9 1/2% Trust Preferred Securities of the Trust representing undivided beneficial interests in the assets of the Trust (each, an "Exchange Preferred Security") and collectively, the "Exchange Preferred Securities"), as proposed to be filed by the Company and the Trust with the Securities and Exchange Commission on or about September 16, 1997; and

          (e) A Certificate of Good Standing for the Trust, dated September 16, 1997 obtained from the Secretary of State.

     Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration.

     For purposes of this opinion, we hae not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

     For purposes of this opinion, we have assumed (i) that the Declaration constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation. operation and termination of the Trust, and that the Declaration and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due

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SIG Capital Trust I
September 16, 1997
Page 3


creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation,
(iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform it obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all document examined by us, (vi) the receipt by each Person to whom an Exchange Preferred Security is to be issued by the Trust (collectively, the "Exchange Preferred Security Holders") of a Preferred Securities Certificate and the consideration for the Exchange Preferred Security acquired by it, in accordance with the Declaration and the Registration Statement, and (vii) that the Exchange Preferred Securities are issued to the Exchange Preferred Security Holders in accordance with the Declaration and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

     This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware) and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

     Based on the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

          2. The Exchange Preferred Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

          3. The Exchange Preferred Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby

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SIG Capital Trust I
September 16, 1997
Page 4


consent to the use of our name under the Heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons who consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.



                                             Very truly yours,


                                             /s/
                                             Richards, Layton & Finger

BJK/bjr